EXHIBIT 99

                              PRESS RELEASE





















                      [ESB FINANCIAL CORPORATION LOGO]


                         P R E S S   R E L E A S E


RELEASE DATE:					CONTACT:
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June 20, 2001                                   Frank D. Martz
                                                Group Senior Vice President
                                                of Operations and Secretary
                                                (724) 758-5584


              ESB FINANCIAL CORPORATION ANNOUNCES CASH DIVIDEND

     ESB Financial Corporation announced today that its Board of Directors at its meeting on June 19, 2001 declared a quarterly cash dividend of $.10 on the Common Stock of ESB Financial Corporation payable on July 25, 2001 to the stockholders of record at the close of business on June 29, 2001.

     In announcing the scheduled cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, noted the Company's favorable results of operations for the three months ended March 31, 2001. The Company recognized net income for the three month period ended March 31, 2001 of $1.8 million or $.32 per diluted share. This announcement reflects the Company's policy of declaring a regular quarterly cash dividend. This quarterly cash dividend equates to an annual cash dividend of $.40 per share.

     ESB Financial Corporation is the parent Holding Company of ESB Bank, F.S.B. and offers a wide variety of financial products and services through sixteen offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania. The common stock of the Company is traded on the Nasdaq Stock Market under the symbol "ESBF".


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